FOR IMMEDIATE RELEASE	Contacts:	Media Relations
Greg Artkop, (972) 673-8470
Investor Relations
Carolyn Ross, (972) 673-7935

DR PEPPER SNAPPLE GROUP DECLARES QUARTERLY DIVIDEND

Plano, TX, Aug. 8, 2013 – Dr Pepper Snapple Group, Inc. (NYSE: DPS) today announced that its Board of Directors declared a quarterly dividend of $0.38 per share on the company’s common stock. The dividend is payable in U.S. dollars on Oct. 4, 2013, to shareholders of record on Sept. 16, 2013.

About Dr Pepper Snapple Group
Dr Pepper Snapple Group (NYSE: DPS) is a leading producer of flavored beverages in North America and the Caribbean. Our success is fueled by more than 50 brands that are synonymous with refreshment, fun and flavor. We have 6 of the top 10 non-cola soft drinks, and 13 of our 14 leading brands are No. 1 or No. 2 in their flavor categories. In addition to our flagship Dr Pepper and Snapple brands, our portfolio includes 7UP, A&W, Canada Dry, Clamato, Crush, Hawaiian Punch, Mott’s, Mr & Mrs T mixers, Peñafiel, Rose’s, Schweppes, Squirt and Sunkist soda. To learn more about our iconic brands and Plano, Texas-based company, please visit www.DrPepperSnapple.com. For our latest news and updates, follow us at www.Facebook.com/DrPepperSnapple or www.Twitter.com/DrPepperSnapple.

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